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                                                                     EXHIBIT 10

            VINEYARD NATIONAL BANK 1987 INCENTIVE STOCK OPTION PLAN

        1. Purpose

        The purpose of this Plan is to strengthen Vineyard National Bank, referred to as the "Bank," by providing an additional means of retaining and attracting competent full-time officers and employees of the Bank and by providing to the participating officers and key employees an added incentive for high levels of performance and for unusual efforts to increase the earnings of the Bank. The Plan seeks to accomplish these purposes and results by providing the means whereby such officers and key employees may purchase shares of the capital stock of the Bank pursuant to options.

        2. Administration

        This Plan shall be administered by the Stock Option Committee, referred to as the "Committee," consisting of members selected and serving at the pleasure of the Board of Directors of the Bank. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of its members.

        Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the committee on the foregoing matters shall be conclusive. Subject to the express provisions of the Plan, the Committee shall determine from the eligible class the individuals who shall receive options, and the terms and provisions of the options (which need not be identical); provided, however, that all grants of options shall be by the Board.

        3. Participation

        Officers and key employees of the Bank shall be eligible for selection to participate in the Plan; provided, however, that members of the Committee shall not, while members

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of the Committee, be eligible to receive the grant of options under the Plan.
Directors who are not officers and full-time employees of the Bank are not eligible to participate in the Plan. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board shall so determine. No options, however, will be granted to any individual who immediately before or after the grant of the option will own beneficially more than ten (10) percent of the outstanding stock of the Bank.

        4.  Stock Subject to the Plan

        Subject to adjustments as provided in Section 12 of this Plan, the stock to be offered under the Plan shall be shares of the Bank's authorized but unissued common stock, referred to as "stock," and the aggregate amount of stock to be delivered upon the exercise of all options granted under the Plan shall not exceed 70,000 shares, subject to adjustment as set forth in Section 12 of this Plan. If any option granted under this Plan shall expire or terminate for any reason without having been fully exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan. Subject to the general limitations contained in this Plan, the Board may make any adjustment in the exercise price, the number of shares subject to, or the term of an option by cancellation of an outstanding option and a subsequent regranting of an option, amendment, or substitution, or regrant may have an exercise price which is higher or lower than the prior option, provide for a greater or lesser number of shares subject to the option, or a longer or shorter term than the prior option.

        5.  Option Price

        The purchase price of stock covered by each option shall be determined by the Board of Directors of the Bank but shall not be less in any event than one hundred (100) percent of the fair market value of such stock on the date of the granting of the option. The purchase price of any shares purchased shall be paid in full in cash or by check at the time of each purchase.

        6.  Option Period

        Each option and all rights or obligations thereunder shall expire on such date as the Committee or the Board shall determine, but not later than the sixth anniversary of the date on which the option is granted, and shall be subject to earlier termination as provided in this Plan.


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        7.  Exercise of Options; Continuation of Employment

        Each person to whom an option is granted must agree, at the request of the Bank, to remain in the continuous employ of the Bank following the date of the granting of the option for a period of not less than two (2) years. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Bank or constitute any contract or agreement of employment or interfere in any way with the right of the Bank to reduce the person's compensation from the rate in existence at the time of the granting of an option or to terminate the person's employment, but nothing contained herein or in any option agreement shall affect any contractual rights of an employee.

        Each option shall become exercisable and the total number of shares subject thereto shall be purchasable, in such installments, which need not be equal, as the Committee shall determine; provided, however, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in the installment period, the holder's right to purchase any shares not purchased in the installment period shall continue until the expiration or sooner termination of the holder's option. No option or installment shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence. Not less than one (1) share may be purchased at one time unless the number purchased at the time the total number available for purchase under the option.

        8.  Nontransferability of Options

        An option granted under this Plan shall, by its terms, be nontransferable by the option holder other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the option holder.

        9.  Termination of Employment

        If the option holder ceases to be employed by the Bank because of discharge for cause, the holder's option shall expire concurrently with the discharge for cause. If the option holder ceases to be employed by the Bank for any reason other than death or discharge for cause, the holder's option shall subject to earlier termination pursuant to Section 6 expire one (1) month thereafter (or after a shorter period as may be provided in the option), and during the period after the holder ceases to be an employee, the option shall be exercisable only as to those


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shares with respect to which installments, if any, had accrued as of the date of the cessation of employment.

        10.  Death of Employee

        If any option holder dies while employed by the Bank, during the period referred to in Section 9 of this Plan, the holder's option shall, subject to earlier termination pursuant to Section 6, expire one (1) year after the date of the date (or after a shorter period as may be provided in the option) and during the period after the death the option may, to the extent that installments, if any, had accrued as of the date of the termination of the holder's employment, be exercised by the person or persons to whom the option holder's rights under the option shall pass by will or by the applicable laws of the descent and distribution.

        11.  Right of First Refusal to Purchase Stock

        If, at any time, an optionee owns shares in the Bank and desires to sell or in any way transfer all or any portion of the shares in the Bank, the optionee shall first offer to sell the shares to the Board of Directors of the Bank as a group. The Board of Directors shall have a right of first refusal to buy the offered shares of the optionee at the share's then current fair market value. The purchase price shall be payable in cash within one hundred twenty
(120) days of the receipt of a notice to the board from the optionee stating the number of shares he intends to sell or dispose of. If the Board fails to purchase all of the offered shares within the one hundred twenty (120) day period, the optionee shall be free to sell the shares to any person on any terms he or she desires. This restriction must be set forth in full on each and every share certificate purchased under this Plan.

        12.  Adjustments Upon Changes in Capitalization

        If the outstanding shares of the stock of the Bank are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Bank through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total


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price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

        Upon the dissolution or liquidation of the Bank, or upon a reorganization, merger, or consolidation of the Bank with one or more banks as a result of which the Bank is not the surviving association, or upon a sale or substantially all the property of the Bank to another bank, this Plan shall terminate, and any option theretofore granted under it shall terminate, unless provision be made in connection with the transaction for the assumption of options granted, or the substitution for the options of new options covering the stock of a successor bank, or a parent or subsidiary of it, with appropriate adjustments as to number and kind of shares and prices.

        Adjustments under this section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. No fractional shares of stock shall be issued under the Plan on account of any adjustment.

        13. Amendment and Termination

        The Board may at any time suspend, amend, or terminate this Plan and may, with the consent of an option holder, make such modifications of the terms and conditions of the holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after the termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option granted under the Plan.

        With respect to the following amendments, the Board may only amend the Plan with the consent of a majority of the outstanding shareholders of the Bank and the Comptroller of the Currency:

                a. To change the eligibility requirements to participate in the Plan;
                b. To increase the stock allocated to the Plan;

                c. To extend the date of the Plan beyond September 30, 1997;

                d. To extend or decrease the exercise period of the Plan of six
(6) years;

                e. to decrease the option price;

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                f. To withdraw the administration of the Plan from the
Committee;
                g. To permit any Committee member to participate in the Plan.

        14. Time of Granting of Options

        The granting of an option pursuant to the Plan shall take place at the time of the Committee's action, as described in Section 3 of this Plan; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be the future date.

        15. Privileges of Stock Ownership

        The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of stock not actually issued and delivered to him or her. No shares, however, shall be issued upon the exercise of any option unless and until all applicable requirement of any regulatory agency having jurisdiction of the option and issuance of stock have been fully complied with.

        16. Effective Date of the Plan

        This Plan shall be effective upon approval by the vote or written consent of the holders of a majority of the Bank's outstanding stock entitled to vote and with the approval of the Comptroller of the Currency.

        17. Termination

        Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on September 30, 1997, and no options shall be granted under it

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after that time, but the termination shall not affect any option theretofore granted.

        The above Plan will be proposed to the outstanding shareholders of Vineyard National Bank by the Board of Directors of Vineyard National Bank on September 30, 1987.



                                        /s/ DAVID A. BUXBAUM
                                        ----------------------------------
                                        DAVID A. BUXBAUM, Secretary
                                          of the Association

(Seal)



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                            CERTIFICATE OF SECRETARY


        THIS IS TO CERTIFY:

        That I am the duly-elected qualified, acting Secretary of Vineyard National Bank, A National Banking Association, and that on September 30, 1987, at the hour of 5:00 p.m., the shareholders of the Association at their meeting held on such date and time duly adopted the Vineyard National 1987 Stock Option Plan as recorded in the minutes of the meeting by the majority vote of the shareholders entitled to exercise the majority of the voting power of said Association.

        Attached hereto and incorporated herein by reference is a true and correct copy of the final plan entitled "The Vineyard National Bank 1987 Stock Option Plan" as adopted by the shareholders at the meeting.

        IN WITNESS WHEREOF, I have hereunder set my hand and affix the corporate seal this 30th day of September, 1987.


                                        /s/ DAVID A. BUXBAUM,
                                        --------------------------------
                                        DAVID A. BUXBAUM,
                                        Secretary of the Association




(SEAL)